Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-264579) of our report dated January 27, 2023, with respect to our audit of the consolidated financial statements of CNEY Energy Group. Inc. and its subsidiaries as of and for the year ended September 30, 2022, which appears in the Annual Report on Form 20-F for the year ended September 30, 2022.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

Very truly yours,

/s/ENROME LLP
ENROME LLP

January 27, 2023